Exhibit 24

                      CONSENT OF INDEPENDENT ACCOUNTANTS





         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91481, 33-11527, 33-19759, 33-33300, 33-53039,
         and 33-53041) of Data General Corporation of our report dated October 26, 1994 appearing on page 30 of the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of this Form 10-K.



         PRICE WATERHOUSE LLP

         /s/ Price Waterhouse LLP


         Boston, Massachusetts
         December 16, 1994